SUB-ITEM 77Q(1)(a)

Artio Global Equity Fund

Effective December 17, 2008, the Articles of Incorporation of the Artio Global Equity Fund Inc. were amended and restated.  The amended and restated Articles of Incorporation are incorporated by reference to Post-Effective Amendment No. 10 to the Registration Statement filed on Form Type 485BPOS on February 27, 2009 (Accession No. 0000930413-09-001099).